Exhibit 99.2

TFI Holdings Inc.

Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets
Cash	$—	$2,857
Accounts receivable, net of allowance for doubtful accounts of $610 and $589 at March 31, 2012 and December 31, 2011	13,147	12,282
Inventories	3,271	1,437
Prepaid expenses and other receivables	1,441	1,640
Other current assets	21	21

Total current assets	17,880	18,237
Property, plant and equipment, net	18,860	18,842
Intangible assets, net	43,157	43,541
Goodwill	89,246	88,849
Other	920	962

Total assets	$170,063	$170,431

Liabilities and equity
Current liabilities
Accounts payable	$7,581	$6,726
Accrued expenses	4,527	5,149
Revolving credit facility	4,500	2,500
Current portion of long-term debt	2,850	7,150

Total current liabilities	19,458	21,525
Deferred income taxes	17,965	17,965
Long-term debt, less current portion	61,697	61,425

Commitments and contingencies (Note 6)
Equity:
Common stock, $0.01 par value: 1,000 shares authorized, issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Additional paid-in capital	83,733	83,733
Accumulated deficit	(12,790)	(14,217)

Total equity	70,943	69,516

Total liabilities and equity	$170,063	$170,431

The accompanying notes are an integral part of these consolidated financial statements.

TFI Holdings Inc.

Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three months ended March 31,
	2012	2011
Revenue	$27,479	$21,080
Cost of goods sold	19,182	14,279

Gross profit	8,297	6,801
General and administrative expenses	4,817	4,381

Income from operations	3,480	2,420
Interest (expense) income, net	(1,141)	(1,871)

Income before income taxes	2,339	549
Income tax expense	912	214

Net income	$1,427	$335

The accompanying notes are an integral part of these consolidated financial statements.

TFI Holdings Inc

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2012	2011
Operating activities
Net income	$1,427	$335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	687	749
Amortization	1,263	1,232
Other	40	179
Changes in operating assets and liabilities:
Accounts receivable	(865)	(593)
Inventory	(1,834)	(813)
Prepaid expenses and other receivables	195	(124)
Accounts payable and accrued expenses	(426)	(831)

Net cash provided by operating activities	487	134

Investing activities
Purchases of property, plant and equipment	(605)	(274)
Cash paid for acquisition, no cash acquired (Note 2)	(734)	—
Proceeds from sale of property, plant and equipment	23	16

Net cash used in investing activities	(1,316)	(258)

Financing activities
Payment on long-term debt agreements	(4,028)	(1,129)
Borrowings under credit facilities	2,000	1,232

Net cash (used in) provided by financing activities	(2,028)	103

Net decrease in cash and cash equivalents	(2,857)	(21)
Cash at beginning of period	2,857	236

Cash at end of period	$—	$215

Non-cash investing and financing activities

Supplemental cash flow information:
Cash paid for interest	$1,272	$1,502
Cash paid for income taxes	$856	$1,019

The accompanying notes are an integral part of these consolidated financial statements.

TFI Holdings Inc.

Consolidated Statement of Changes in Equity

Three months ended March 31, 2012

(Unaudited)

(In thousands, except share data)

	Total	Common Stock		Additional Paid-In Capital	Accumulated Deficit
		Shares	Amount
Balance at January 1, 2012	$69,516	1,000	$—	$83,733	$(14,217)

Net income	1,427				1,427

Balance at March 31, 2012	$70,943	1,000	$—	$83,733	$(12,790)

The accompanying notes are an integral part of these consolidated financial statements.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

(Tabular dollars in thousands)

Nature of Business and Summary of Significant Accounting Policies

Note 1.	Nature of business and basis of presentation:

TFI Holdings, Inc., together with its wholly owned subsidiaries (collectively, the Company), is a leading provider of environmental services to generators of used oil and a leading producer of fuel oil in the western United States. The Company collects used oil, generated primarily by the automotive industry, and then satisfies mandated environmental regulations for the safe disposal of the used oil by treating it to remove water and detritus materials to produce a fuel oil, which is then sold to industrial customers as an alternative energy source. The Company also provides other environmental services, including the recycling of oil filters and antifreeze. Prior to April 10, 2012 the Company was a wholly-owned subsidiary of Green Fuel Services, LLC (Note 9).

The accompanying unaudited interim consolidated financial statements of the Company have been prepared by management in accordance with the instructions to Form 10-Q of the United States Securities and Exchange Commission (the “SEC”). These statements include all normal reoccurring adjustments considered necessary by management to present a fair statement of the consolidated balance sheets, results of operations, and cash flows. The results reported in these financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

The Company’s consolidated balance sheet as of December 31, 2011 included herein, has been derived from the Company’s 2011 audited financial statements. In addition, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted from these statements pursuant to the rules and regulations of the SEC. Accordingly, these financial statements should be read in conjunction with the audited consolidated financial statements, including the notes thereto, contained in the Company’s 2011 Consolidated Financial Report

Principles of consolidation:

The accompanying consolidated financial statements include the accounts of TFI Holdings, Inc. and its wholly-owned subsidiaries, Thermo Fluids, Inc., and TFI Northwest, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition:

Revenue is recognized upon shipment or delivery, dependent on contracted terms, of salable fuel oil or upon recovery service provided in the receipt of waste oil and antifreeze per specific customer contract terms. Transportation costs charged to customers are included in revenue.

Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains substantially all of its cash with a major financial institution in the United States. At times, the Company maintains balances in excess of the federally insured limit. Management believes, based on the quality of the financial institutions, that the risk is not significant and has not experienced any losses.

The Company derives revenues from a certain customer that is greater than 10% of total revenues. The revenues from this customer for the three months ended March 31, 2012 and 2011 were approximately 31% and 41%, of total revenues, respectively and the related accounts receivable balances as of March 31, 2012 and December 31, 2011 were approximately 28% and 37%, of total accounts receivable, respectively.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Goodwill:

Goodwill represents the excess of the purchase price over the fair value of the net assets of the businesses acquired. Authoritative guidance requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments are required to estimate the fair value of a reporting unit including estimating future cash flows, determining appropriate discount rates and other assumptions. The Company performs this impairment analysis annually during the fourth quarter of each fiscal year. The Company adopted Accounting Standards Update (ASU) No. 2011- 08, Intangibles-Goodwill and Other (Topic 350) which permits an entity to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying value before applying the more quantitative two-step impairment test. There were no events during the first quarter of 2012 or 2011 that indicated that an impairment of goodwill exists.

Impairment of long-lived assets:

Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset with other assets at the lowest level of identifiable cash flows. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to dispose, and would no longer be depreciated. No impairment loss has been recognized by the Company as of March 31, 2012 or 2011.

Fair value of financial instruments:

In May 2011, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. ASU 2011-04 generally provides a uniform framework for fair value measurements and related disclosures between U.S. GAAP and International Financial Reporting Standards (“IFRS”). Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation process used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. This update is effective for annual and interim periods beginning on or after December 15, 2011. The effect of ASU 2011-04 on the consolidated financial statements and related disclosures was not significant.

Income taxes:

Income tax expense for the three-month periods ended March 31, 2012 and 2011 was recorded at an overall tax rate of approximately 39%, which is estimated by management considering the Company’s historical effective income tax rate as well as anticipated annual tax rate.

Note 2.	Business Combination:

In February 2012, the Company acquired certain assets of Nevco Oil Services, Inc (“ Nevco”) to expand its customers within the western region of the United States. The aggregate preliminary purchase price was approximately $1.4 million, comprised of $734,000 of cash consideration and approximately $658,000 of contingent consideration, based on achieving certain performance targets during a six-month measurement period as defined in the purchase agreement. Goodwill arising from the acquisition is expected to be deductible for income tax purposes.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

The following table summarizes the preliminary fair values of the assets acquired at the date of the acquisition:

Property, plant and equipment	$116
Customer relationships	680
Non-compete agreement	199
Goodwill	397

Total consideration	$1,392

The above customer relationship and non-compete intangible assets are being amortized over their estimated useful lives of 5 years.

Note 3.	Property, Plant and Equipment:

Property, plant and equipment consists of the following:

	March 31, 2012	December 31, 2011

Land	$2,365	$2,365
Land improvements	2,289	2,289
Equipment	5,937	5,910
Storage tanks	9,359	9,359
Vehicles	8,840	8,842
Leasehold improvements	3,387	3,377
Construction in progress	2,734	2,173

Total	34,911	34,315
Less: accumulated depreciation	(16,051)	(15,473)

Net property plant and equipment	$18,860	$18,842

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Note 4.	Intangible Assets:

Intangible assets consist of the following:

	March 31, 2012
	Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	5-20	$36,072	$10,114	$25,958
Vendor relationships	15	19,380	7,462	11,918
Permits	8	10,300	7,403	2,897
Trade names	10	4,040	2,323	1,717
Other	1-5	3,565	2,898	667

		$73,357	$30,200	$43,157

	December 31, 2011
	Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	5-20	$35,392	$9,694	$25,698
Vendor relationships	15	19,380	7,106	12,274
Permits	8	10,300	7,081	3,219
Trade names	10	4,040	2,222	1,818
Other	1-5	3,366	2,834	532

		$72,478	$28,937	$43,541

The difference between the gross carrying amount and net carrying amount for each item presented is attributable to accumulated amortization. The Company recorded amortization expense of approximately $1.3 million and $1.2 million for the three months ended March 31, 2012 and 2011, respectively.

Note 5.	Revolving Credit Facility, Long-Term Debt and Pledged Assets:

During July 2011, the Company entered into a syndicated credit facility agreement (the “Credit Agreement”) whereby the sole lead arranger and agent was a minority shareholder in Green Fuel Services, LLC. In accordance with this agreement, total borrowing availability is $90.0 million, in the form of a $20.0 million revolving credit facility and $70.0 million in two term loans ($35.0 million each). Included in the total borrowings of $90.0 million is $23.5 million which was refinanced with an existing lender.

The revolving credit facility was to mature in July 2016 with interest due monthly based on the applicable margin as defined in the Credit Agreement plus the higher of LIBOR or 1.25%. The Company was required to pay a monthly fee of .50% on the unused portion of the revolving credit facility. The Company had borrowings of $4.5 million and $2.5 million outstanding under the revolving credit facility at March 31, 2012 and December 31, 2011, respectively. In connection with the Company’s acquisition by Heckmann Corporation on April 10, 2012, all amounts outstanding under the Credit Agreement were repaid (Note 9). In conjunction with the repayment, the Company will write off unamortized deferred financing costs related to the Credit Agreement of approximately $0.8 million.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

All borrowings under the Credit Agreement were collateralized by substantially all assets of the Company. The Credit Agreement further contained provisions that require mandatory prepayments, as defined. Additionally, the Company was subject to certain financial and nonfinancial covenants.

Long-term debt consists of the following:

	March 31, 2012	December 31, 2011
Term Note A, due in quarterly installments of approximately $0.6 million beginning September 2011, increasing to approximately $6.2 million in January 2015 through June 2016 with remaining outstanding principal and interest due in July 2016. Interest, due monthly, is based on an applicable margin as defined in the Credit Agreement (ranging between 5.75% to 6.0% at March 31, 2012 and 4.50% to 4.75% at December 31, 2011), plus the greater of LIBOR or 1.25%	$31,507	$33,750

Term Note B, due in quarterly installments of approximately $0.1 million beginning September 2011, increasing to approximately $16.6 million in July 2016 through December 2016 with remaining outstanding principal and interest due in January 2017. Interest, due monthly, is based on an applicable margin as defined in the Credit Agreement (ranging between 6.25% to 6.50% at March 31, 2012 and 5.00% to 5.25% at December 31, 2011), plus the greater of LIBOR or 1.25%	33,040	34,825

Total	64,547	68,575
Less: current portion of long-term debt	(2,850)	(7,150)

Long-term debt	$61,697	$61,425

Note 6.	Commitments and Contingencies

Lease commitments:

The Company leases real property and equipment under operating lease agreements requiring monthly payments ranging from approximately $200 to $30,000 that expire at various dates through March 2021.

TFI Holdings, Inc.

Notes to Consolidated Financial Statements

Contingent consideration for acquisition:

As discussed in Note 2, in addition to the initial purchase price the Company may make additional payments to the former shareholders of Nevco upon the achievement of certain performance targets during the six months following the acquisition date. Any earn-out payable shall be paid in cash. At March 31, 2012, $658,000 was accrued for the contingent consideration.

Litigation:

The Company is a party to various litigation matters, including regulatory and administrative proceedings arising out of the normal course of business. The ultimate outcome of each of these matters cannot presently be determined, nor can the liability that could potentially result from a negative outcome be reasonably estimated. The liability that the Company may ultimately incur with respect to any of these matters in the event of a negative outcome may be in excess of amounts currently accrued with respect to such matters and, as a result of these matters, may potentially be material to its financial position or results of operations. The Company reviews its litigation activities and determines if an unfavorable outcome is considered “remote,” “reasonably possible” or “probable” as defined by U.S. GAAP. Where it is determined that an unfavorable outcome is probable and is reasonably estimable, an accrual is recorded for potential litigation losses. The Company is also involved in various other claims and legal actions, including regulatory and administrative proceedings arising out of the normal course of business. The Company does not expect that the outcome of such other claims and legal actions will have a material adverse effect on its financial position or results of operations.

Note 7.	Related Party Transactions

The Company had an agreement with its former majority owner for management consulting services. In exchange for the services, the Company will pay $0.3 million per year for three years. On April 15, 2010, this agreement was amended to reduce the annual fee to $0.1 million if the Board should elect to only request advisory services. On June 27, 2006, the Company entered into an agreement with a minority owner for financial and management consulting services. In exchange for the services, the Company paid $0.3 million per year. Under these agreements, the Company has incurred a total of $0.1 million in consulting expenses for the three months ended March 31, 2012 and 2011, respectively.

The Company leases various office facilities from employees. Rent expense attributable to employees for the three months ended March 31, 2012 and 2011 was approximately $7,375 and $7,234, respectively.

Note 8.	Subsequent Event

On April 10, 2012, the Company was acquired by Heckmann Corporation for approximately $245.0 million, subject to various adjustments, $227.5 million of which was paid in cash and $17.5 million of which was paid through the delivery of 4,050,926 privately placed shares of Heckmann Corporation common stock to the Company’s shareholders.